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                                                                  EXHIBIT 11(b)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees and Shareholders of
AIM Investment Securities Funds:

We consent to the use of our report on AIM Limited Maturity Treasury Fund (a series of AIM Investment Securities Funds) dated September 4, 1998 included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Audit Reports" or "Reports" in the Statement of Additional Information.

                                           /s/ KPMG PEAT MARWICK LLP

                                           KPMG Peat Marwick LLP


Houston, Texas
November 5, 1998